Exhibit 10.1

EMPLOYMENT AGREEMENT

This Agreement is made to be effective as of January 25, 2009 (“Effective Date”), by and between WESTERN PLAINS ENERGY L.L.C., a limited liability company organized under the laws of Kansas (the “Company”) and Steven R. McNinch (“Employee”).

RECITALS:

WHEREAS, the Company wishes to engage Employee’s services upon the terms and conditions hereinafter set forth; and

WHEREAS, the Employee wishes to be employed by the Company upon the terms and conditions hereinafter set forth, and the parties desire to set forth the terms upon which the Company will employ him.

NOW, THEREFORE, in consideration of the premises and mutual promises set forth herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                       Employment; Duties.  Subject to the terms of this Agreement, the Company hereby agrees to employ Employee as its General Manager and Chief Executive Officer, and in any other capacity that the Company shall determine is necessary or appropriate in connection with the operation of the Company, and Employee hereby agrees to serve in such capacity.  Employee’s principal area of responsibility, subject to modification by the Company, shall be to serve as the chief operating officer and to oversee the day to day operations of the company.  The Employee shall at all time report to and take direction from the Board of Managers and shall perform such additional duties not inconsistent with this position as shall be designated from time to time by the Company.

2.                                       Loyalty to Company.  Employee agrees to use his best efforts to promote the interests of the Company and shall, except for illness, reasonable vacation periods and leaves of absence approved by the Company, devote his full business time and energies to the business and affairs of the Company.  Employee shall schedule his vacations so as to not unreasonably interfere with the business of the Company.  Employee will not during the term hereof have any business interests or activities which are adverse to the interests of the Company.  Employee further agrees that he will not accept any compensated employment from any other employer during the term of this Agreement except with the prior written consent of the Company.

3.                                       Compensation and Benefits.

3.1                                 Base Salary.  As compensation for Employee’s services rendered hereunder, the Company shall pay to Employee a base salary at an annual rate equal to One hundred Sixty-four thousand five hundred dollars ($164,500) (the “Base Salary”).  The Base Salary shall be reviewed by the Board of Managers periodically (but no more than once a year) and may be modified to reflect, among other factors, Employee’s performance, the cost of living and the profitability of the Company.  The Base Salary shall be payable to Employee semi-monthly, in accordance with the Company’s standard practice for management personnel and the Company shall make all tax withholding required by applicable law.

3.2                                             Signing Bonus.  The Employee will be entitled to a $25,000.00 contract signing bonus payable upon execution of this contract by Employee and Company.

3.3                                             Incentive Compensation.  The Employee will be entitled to earn additional, incentive compensation on a quarterly basis equal to .0033 of net earnings, not to exceed 110% of base salary, as long as the performance of the plant meets the following minimum requirements:

(a)          The overall operations of the plant are producing a positive cash flow.

(b)         The conversion rate of grain to anhydrous alcohol is at least 2.65 to 1.

(c)          Cost of production, less the price of grain is no more than 5% over budget.

3.4                                             Benefits.  Employee shall be entitled to participate in all benefit programs established by the Company and generally applicable to the Company’s staff, including group health and life insurance.  Employee shall also be reimbursed for reasonable and necessary business expenses incurred in the course of his employment with the Company pursuant to Company policies established from time to time.

3.5                                             Office, Equipment and Assistance.  The Company shall provide for Employee all facilities, equipment and services suitable to his position and adequate for the performance of his duties.

3.6                                             Vacation and Time off.  The Company shall provide Four weeks of paid vacation two weeks of which must be taken consecutively. At the end of this contract the vacation policy will be reviewed. Time off and sick days will be the same as what is in the Employee Handbook.

4.                                       Term of Employment.

4.1                                 “At Will” Employment.”  Employee is an employee “at will.”  As such, his employment may be terminated at any time, by either the Employee or the Company, for no reason or any reason not prohibited by law.  If either party terminates the Agreement, Employee shall have no claim for compensation beyond the last day actually worked except as provided in Section 4.4 below or as otherwise required by law.  No officer, manager or agent of the Company has the authority to orally modify these provisions.  Any representation to the contrary regarding the Employee’s status by any person is invalid and unenforceable and therefore will not be relied upon unless the agreement is set forth in an amendment to this Agreement and signed by the appropriate officer.

4.2                                 Expiration Date.  Unless sooner terminated as provided in this Section 4, this Agreement shall expire on January 25, 2012 (the “Expiration Date”).  Following the Expiration

Date, or unless sooner terminated as provided herein, Employee shall have no claim against the Company for salary or benefits, except as set forth herein.

4.3                                 Death or Incapacity.  This Agreement shall automatically terminate upon the death or Total Disability of Employee, subject to subsection (b) below.

(a)                                  In the event of termination because of death, Employee shall have no further claim against the Company for compensation or benefits beyond the last day actually worked, except that his surviving spouse and any other dependents shall be entitled to benefits to the extent required by law.

(b)                                 Employee shall not be entitled to any compensation or benefits beyond the last day actually worked in the event of his Total Disability.  For purposes of this Section 4.3, Total Disability shall be determined by Employee’s attending physician but shall be based on the Employee’s inability to perform the material responsibilities of his job with the Company, not any occupation.  In the event that the Company shall disagree with the determination of the physician selected by Employee, it shall so notify him in writing not less than 10 days following receipt of the determination.  Employee and Company shall then endeavor to mutually agree on another physician to examine Employee and make the determination, and the determination of the second physician shall be binding on the parties.  In the event the parties are unable to agree on a second physician, then the parties may apply to an arbitrator to make the selection of the physician.  Notwithstanding a determination of Total Disability as described above, in the event that Employee is able to return to the material responsibilities of his job within six months of the date of determination of Total Disability, as determined by the same physician who made the original determination, Employee shall be entitled to return to the Company as an employee under the same terms and conditions as set forth herein.

4.4                                 Payment Upon Termination.

(a)                                  If this Agreement is terminated by the Company for Cause, Employee shall not be entitled to severance pay of any kind but shall be entitled to all reasonable reimbursable business expenses incurred by Employee and the Base Salary earned by Employee prior to the date of termination, and all obligations of the Company under Paragraph 3 hereof, including the right to any incentive compensation, shall terminate upon the termination date designated by the Company, except to the extent otherwise required by law.  For the purpose of this Section, “Cause” shall include the following:

(i)                                     Breach of fiduciary duty or criminal conduct by the Employee having the effect of materially adversely affecting the Company and/or its reputation;

(ii)                                  Willful failure by the Employee to substantially perform his duties hereunder;

(iii)                               Engagement by the Employee in the use of narcotics or alcohol to the extent that the performance of his duties is materially impaired;

(iv)                              Material breach of the terms of this Agreement by the Employee or failure to substantially comply with proper instructions of the Company’s Board of Managers;

(v)                                 Willful misconduct by the Employee which is materially injurious to the Company; or

(vi)                              Any act or omission on the part of the Employee not described above, but which constitutes material and willful misfeasance, willful malfeasance, or gross negligence in the performance of his duties to the Company.

The determination of any event or events and circumstances constituting “Cause” shall be made by the Board of Managers, which decision shall be final and binding on the parties.

(b)                                 In the event that Employee is terminated without Cause prior to the Expiration Date, the Company shall pay Employee Base Salary at the rate prevailing for Employee immediately prior to such termination for the period up to and including 730 days as severance pay, payable in accordance with Company’s normal payroll.  Employee shall also be entitled to receive benefits to which he was entitled immediately preceding the date of termination until the Expiration Date.

(c)                                  In the event Employee is terminated without Cause at any time, in the event of the death of the Employee or his Total Disability as defined in Section 4.3, Employee or his estate shall be entitled to receive all incentive compensation earned under the provisions of Section 3.2 above, such compensation to be paid at the times and in the amounts as described in Exhibit A.

5.                           Confidentiality / Intellectual Property / Noncompetition Covenant.

5.1                                 Confidential Information.  The Employee and the Company recognize that due to the nature of his engagement hereunder, and the relationship of the Employee to the Company, the Employee will have access to and will acquire, and may assist in developing, confidential and proprietary information relating to the business and operations of the Company and its affiliates, including, without limiting the generality of the foregoing, information with respect to their present and prospective products, systems, customers, agents, processes, sales and marketing methods.  The Employee acknowledges that such information has been and will continue to be of central importance to the business of the Company and its affiliates and that disclosure of it to, or its use by, others could cause substantial loss to the Company. Employee agrees that he will not, during the term of this Agreement or at any time after the termination hereof, disclose any of such confidential information to any third party or use such confidential information in any way to compete with or to act in any other way adverse to the Company, except with the prior written consent of the Company.  Provisions of this paragraph shall not however apply to information which is or which becomes available to the general public through no fault of Employee.

5.3                                 Trade Secrets.  The Employee will keep confidential any trade secrets or confidential or proprietary information of the Company and its affiliates which are now known to him or which hereafter may become known to him as a result of his employment or association with the Company and shall not at any time directly or indirectly disclose any such information to any person, firm or corporation, or use the same in any way other than in connection with the business of the Company or its affiliates during and at all times after the expiration of the term of employment.  For purposes of this Agreement, “trade secrets or confidential or proprietary information” means information unique to the Company or any of its affiliates that has a significant business purpose and is not known or generally available from sources outside the Company or any of its affiliates or typical of industry practice.  Trade secrets or confidential or proprietary information may include information with respect to the Company’s personnel records, present and prospective products, systems, customers, agents, processes, sales and marketing methods.

5.4                                 Patents.  The Employee will assign permanently to the Company exclusive rights to any patents awarded to him on the basis of ideas developed by the Employee for the Company during or prior to the Term of Employment and its affiliates and ideas developed by the Employee within one year following the termination of his employment from the Company which are related to such employment and/or the business of the Company.

5.5                                 Noncompetition Covenant.  Employee agrees that during the term of his employment hereunder and for a period of two years thereafter, Employee will not compete with the Company by engaging in activities similar to those of the Company within a 200 mile radius around the Company’s existing plant (“Covenant Area”).  Such noncompetition covenant shall include all forms of competition, direct or indirect, including competition as an employee, proprietor, shareholder, officer, director, consultant, trustee, independent contractor or in any other capacity with any business or organization in the Covenant Area.

5.6                                 Injunctive Relief.  It is agreed that Employee’s services are unique, and that any breach or threatened breach by Employee of any provisions of this Paragraph 5 may not be remedied solely by damages.  Accordingly, in the event of a breach or threatened breach by Employee of any of the provisions of this Paragraph 5, the Company shall be entitled to injunctive relief without a showing of actual damages, restraining Employee and any business, firm, partnership, individual, corporation, or entity participating in such breach or attempted breach, from engaging in any activity which would constitute a breach of this Paragraph 5.  Nothing herein, however, shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages.

5.7                                 The provisions of this Paragraph 5 shall survive the termination of this Agreement and the termination of Employee’s employment for any reason.

6.                                       Miscellaneous.

6.1                                 Assignability.  Employee may not assign his rights and obligations under this Agreement without the prior written consent of the Company, which consent may be withheld for any reason or for no reason.

6.2                                 Severability.  In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable, the remaining provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein.  Without limiting the generality of the foregoing, in the event that any provision of Paragraph 6 relating to time period and/or areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas(s) such court deems enforceable, said time period and/or area(s) of restriction shall be deemed to become, and thereafter be, the maximum time period and/or area for which such are enforceable.

6.3                                 Entire Agreement.  This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior agreements or understandings among the parties hereto with respect to the subject matter hereof.

6.4                                 Amendments.  This Agreement shall not be amended or modified except by a writing signed by both parties hereto.

6.5                                 Waiver.  The failure of either party at any time to require performance of the other party of any provision of this Agreement shall in no way affect the right of such party thereafter to enforce the same provision, nor shall the waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other or subsequent breach, or as a waiver of the provision itself.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Kansas without regard to the conflict of laws of such State.  The benefits of this Agreement may not be assigned nor any duties under this Agreement be delegated by Employee without the prior written consent of the Company, except as contemplated in this Agreement.  This Agreement and all of its rights, privileges, and obligations will be binding upon the parties and all successors and agreed to assigns thereof.

6.6                                 Binding Agreement.  This Agreement shall be effective as of the date hereof and shall be binding upon and inure to the benefit of the Employee, his heirs, personal and legal representatives, guardians and permitted assigns.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon any successor or assignee of the Company.

6.7                                 Headings.  The headings or titles in this Agreement are for the purpose of reference only and shall not in any way affect the interpretation or construction of this Agreement.

6.8                                 No Conflict.  The Employee represents and warrants that he is not subject to any agreement, order, judgment or decree of any kind that would prevent him from entering into this Agreement or performing fully his obligations hereunder.

6.9                                 Survival.  The rights and obligations of the parties shall survive the termination of Employee to the extent that any performance is required under this Agreement.

6.10                           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

6.11                           Notices.  Any notice to be given hereunder by either party to the other may be effected in writing by personal delivery, or by mail, certified with postage prepaid, or by overnight delivery service.  Notices sent by mail or by an overnight delivery service shall be addressed to the parties at the addresses appearing following their signatures below, or upon the employment records of the Company but either party may change its or his address by written notice in accordance with this paragraph.

6.12                           Opportunity to Consult Counsel.  The Parties hereto represent and agree that, prior to executing this Agreement, each has had the opportunity to consult with independent counsel concerning the terms of this Agreement.

6.13                           Attorney Fees.  In the event of any dispute, arbitration, litigation between the Parties or proceeding before any court of competent jurisdiction, the prevailing party shall be entitled to reasonable attorney fee, costs and expenses.

IN WITNESS WHEREOF, the parties hereto have properly and duly executed this Agreement as of the date first written above.

THE COMPANY:

WESTERN PLAINS ENERGY, L.L.C.

By:	/s/ Jeff Torluemke
Jeff Torluemke
President, Board of Managers

EMPLOYEE:

/s/ Steven R. McNinch
Steven R. McNinch, CEO